Pricing Supplement No.86L  Dated January 20, 2000     Rule 424(b)(2)
(To Prospectus dated January 29, 1999 and             File No's. 33-64261
Prospectus Supplement dated February 3, 1999)             and   333-70639

THE CHASE MANHATTAN CORPORATION


[X]	Senior Medium -Term Notes, Series C  Due From Nine
	Months to Thirty Years from Date of Issue

[  ]	Subordinated Medium Term Notes , Series A Due From
	Nine Months to Thirty Years from Date of Issue

	Principal Amount: $100,000,000.00
	Issue Price: 100.00%
	Commission or Discount:$250,000.00
	Proceeds to Company:  $99,750,000.00
	Agent: CHASE SECURITIES INC

	Agent's Capacity:  [ ]     As agent    [x]  As principal

	If as principal
		[ ]   The Notes are being offered at varying prices to
		        prevailing market prices at the time of sale

		[x]   The Notes are being offered at a fixed initial public
		        offering price equal to the Issue Price (as a percentage of Principal Amount).

	Original Issue Date: JANUARY 25, 2000
	Stated Maturity:	   	JANUARY 14, 2005

	Form:  [X]   Book-entry [  ]   Certificated
	Currency:   U.S. Dollars

[X]	Fixed Rate Note:
    Interest Rate: 7.50%

[]Floating Rate Note:   CD[   ]   Commercial Paper Rate [   ]
			     Federal Fund Effective Rate [ ] CMT [ ]
			     LIBOR Telerate []  LIBOR Reuter [  ]
			     Treasury Rate [ ]     Prime Rate   [ ]

	Initial Interest Rate:

	Int.Determ.Dates:


	Interest Payment Dates: The 15th of July and January

 Interest  Reset Dates:


	Index Maturity:
	Spread (+/-):
 Spread Multiplier:
 Maximum Interest Rate:
	Minimum Interest Rate:
	Optional Redemption  :   Yes [ ]       No  [x]